As filed with the Securities and Exchange Commission on May 5, 2023

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	54-0649263 (I.R.S. Employer Identification No.)

6348 Walker Lane, Alexandria, Virginia 22310
(Address of Principal Executive Offices Including Zip Code)
VSE Corporation 2006 Restricted Stock Plan, As Amended
(Full title of the plan)

Farinaz S. Tehrani Senior Vice President and Chief Legal Officer 6348 Walker Lane Alexandria, Virginia 2231 (703) 960-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

VSE Corporation (the “Registrant”) filed registration statements on Form S-8 with the Securities and Exchange Commission (the “SEC”) on May 19, 2006 (File No. 333-134285), on May 7, 2014 (File No. 333-195803) (as amended by Post-Effective Amendment No. 1 thereto filed on May 13, 2014) and on March 10, 2023 (File No. 333-270469) (the “Prior Registration Statements”) to register under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Registrant’s common stock, par value $0.05 per share (the “Common Stock”), issuable pursuant to the VSE Corporation 2006 Restricted Stock Plan, as amended (the “2006 Plan”), which first became effective upon the approval by the Registrant’s stockholders on May 2, 2006. In connection with a two-for-one stock split of the Common Stock that occurred on June 29, 2007, the number of shares of Common Stock available for grants under the 2006 Plan was increased from 125,000 to 250,000 pursuant to the adjustment provisions of the 2006 Plan. The 2006 Plan was subsequently amended effective May 6, 2014, including to increase the number of shares of Common Stock available for grants from 250,000 shares to 500,000 shares. In connection with a two-for-one stock split of the Common Stock that occurred on August 4, 2016, the number of shares of Common Stock available for grants under the 2006 Plan was increased from 500,000 to 1,000,000 pursuant to the adjustment provisions of the 2006 Plan. The 2006 Plan was again amended and restated effective May 6, 2020, including to increase the number of shares of Common Stock available for grants from 1,000,000 shares to 1,500,000 shares. The 2006 Plan was again amended and restated, effective May 3, 2023, including to increase the number of shares of Common Stock available for grants from 1,500,000 shares to 1,875,000 shares.

The Registrant is filing this registration statement on Form S-8 (the “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register an additional 375,000 shares of Common Stock that may be issued pursuant to the 2006 Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statements, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act, and the Introductory Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

1.The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 10, 2023;
2.The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2023 filed with the SEC on May 3, 2023;
3.The Company’s Current Reports on Form 8-K filed with the SEC on January 12, 2023, March 9, 2023, March 10, 2023, May 4, 2023, and May 5, 2023; and
4.The description of the Common Stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 10, 2023, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant’s restated certificate of incorporation and amended bylaws contain a provision which eliminates directors’ personal liability as set forth above.
The Registrant’s restated certificate of incorporation and amended bylaws provide in effect that the Registrant shall indemnify its directors and officers to the extent permitted by Delaware law. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

The Registrant has in effect insurance policies for general officers’ and directors’ liability insurance covering all of the Registrant’s officers and directors.

Item 8. Exhibits.

Exhibit
Number	Description
4.1
Restated Certificated of Incorporation of VSE Corporation dated as of March 4, 1996 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (Commission File No. 000-03676))

4.2
Certificate of Amendment of the Restated Certificate of Incorporation of VSE Corporation dated as of May 2, 2006 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (Commission File No. 000-03676) filed on August 1, 2006)

4.3
Certificate of Amendment of the Restated Certificate of Incorporation of VSE Corporation dated as of June 3, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (Commission File No. 000-03676) filed on March 10, 2023)

4.4
By-Laws of VSE Corporation as amended through July 31, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 000-03676) filed on August 23, 2013)

4.5	Amendment No. 1 to Bylaws of VSE Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 000-03676) filed on July 21, 2022)

4.6	Amendment No. 2 to Bylaws of VSE Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 000-03676) filed on September 6, 2022)

4.7
Amendment No. 3 to Bylaws of VSE Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (Commission File No. 000-03676) filed on March 10, 2023)

4.8	Specimen Stock Certificate as of May 19, 1983 (Exhibit 4 to Registration Statement No. 2-83255 dated April 22, 1983 on Form S-2) (submitted to the SEC as a paper filing prior to the time that electronic filing on EDGAR became mandatory).

4.9
VSE Corporation 2006 Restricted Stock Plan, as amended and restated (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (Commission File No. 000-03676) filed on March 20, 2023).

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

23.2	Consent of Grant Thornton, LLP

24.1	Power of Attorney (included on the signature page of this Registration Statement)

107	Calculation of Filing Fee Tables.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Commonwealth of Virginia, on this 5th day of May, 2023.

VSE Corporation
(Registrant)

By: /s/ Farinaz S. Tehrani
Name: Farinaz S. Tehrani
Title: Senior Vice President and Chief Legal Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints John A. Cuomo, Stephen D. Griffin and Farinaz S. Tehrani, or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file any and all amendments, including post-effective amendments, supplements and exhibits to this Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Cuomo	Director, Chief Executive Officer and President	May 5, 2023
John A. Cuomo	(Principal Executive Officer)

/s/ Stephen D. Griffin	Senior Vice President and	May 5, 2023
Stephen D. Griffin	Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)

/s/ Ralph E. Eberhart	Chairman/Director	May 5, 2023
Ralph E. Eberhart

/s/ Calvin S. Koonce	Director	May 5, 2023
Calvin S. Koonce

/s/ James F. Lafond	Director	May 5, 2023
James F. Lafond

/s/ Bonnie K. Wachtel	Director	May 5, 2023
Bonnie K. Wachtel

/s/ John E. Potter	Director	May 5, 2023
John E. Potter

/s/ Mark E. Ferguson III	Director	May 5, 2023
Mark E. Ferguson III

/s/ Edward P. Dolanski	Director	May 5, 2023
Edward P. Dolanski

/s/ Anita D. Britt	Director	May 5, 2023
Anita D. Britt

/s/ Lloyd E. Johnson	Director	May 5, 2023
Lloyd E. Johnson